UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2016, Rubicon Technology, Inc. (the “Company”) received notice from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the minimum bid price requirement of $1.00 per share, as set forth in NASDAQ Listing Rule 5450(a)(1), because the closing bid price for the Company’s stock has been below $1.00 for 30 consecutive business days. The notification has no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Global Market and the common stock will continue to trade under the symbol “RBCN”.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until October 17, 2016, to regain compliance with the minimum closing bid price requirement for continued listing. In order to regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days. NASDAQ may, in its discretion, require the Company’s common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. In the event the Company does not regain compliance by October 17, 2016, the Company may be eligible for an additional 180 calendar days grace period if it elects to transfer the listing of its common stock to the NASDAQ Capital Market. To qualify, the Company would be required to (1) satisfy the applicable market value of publicly held shares requirement for continued listing and the other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the minimum bid price requirement, and (2) provide written notice to NASDAQ of its intention to cure the minimum bid price deficiency during the second grace period, including by effecting a reverse stock split, if necessary. In addition, it must appear to NASDAQ that it is possible for the Company to cure the deficiency. If the Company fails to qualify for the second grace period or fails to regain compliance during the second grace period, the Company’s common stock will be subject to delisting by NASDAQ. At that time, the Company may appeal the delisting determination to an independent Hearings Panel authorized by the NASDAQ Board of Directors.

The Company intends to monitor the bid price for its common stock between now and October 17, 2016 and will consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement. However, there is no assurance that the Company will be eligible for an additional grace period or that its common stock will not be delisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: April 19, 2016	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

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